   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1999

                                                      REGISTRATION NO. 333-88363
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                       INFINITY BROADCASTING CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    4832                                   13-4030071
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                  Identification Number)

                            ------------------------

            40 WEST 57TH STREET, NEW YORK, NY 10019, (212) 314-9200
  (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                                 FARID SULEMAN
                            CHIEF FINANCIAL OFFICER
                       INFINITY BROADCASTING CORPORATION
                              40 WEST 57TH STREET
                               NEW YORK, NY 10019
                                 (212) 314-9200
 (Name, Address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

          HOWARD CHATZINOFF, ESQ.                   WILLIAM B. SHEARER, JR., ESQ.
        WEIL, GOTSHAL & MANGES LLP             POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
             767 FIFTH AVENUE                 191 PEACHTREE STREET, N.E., 16(TH) FLOOR
          NEW YORK, NY 10153-0119                         ATLANTA, GA 30303
              (212) 310-8000                               (404) 572-6873

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective time of the merger of Burma Acquisition Corp., a wholly owned subsidiary of Infinity Broadcasting Corporation, with and into Outdoor Systems, Inc., pursuant to the Agreement and Plan of Merger, dated as of May 27, 1999, as amended, attached as Appendix C to the Consent Solicitation/Proxy Statement/Prospectus forming a part of this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Post-Effective Amendment No. 1 is being filed solely for the purpose of filing a corrected Exhibit 24.1 to this registration statement. This Amendment does not modify any provision of the Proxy Statement/Prospectus/Consent Solicitation Statement included in Part I of this registration statement; accordingly, Part I is not included with this filing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant is incorporated under the laws of the State of Delaware. Under Section 145 of the Delaware General Corporate Law (the "DGCL"), the Registrant is empowered to indemnify its directors and officers in the circumstances therein provided. Certain portions of Section 145 are summarized below:

    Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

    Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

    Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in
Section 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

    Section 145(d) of the DGCL provides that any indemnification under
Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or

(3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

    Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in
Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

    Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

    Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

    The Registrant's Restated Certificate of Incorporation contains a provision eliminating, to the fullest extent permitted by the DGCL as it exists or may in the future be amended, the liability of a director to the Registrant and its stockholders for monetary damages for breaches of fiduciary or other duty as a director. However, the DGCL does not currently allow such provision to limit the liability of a director for: (i) any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws;
(iii) payment of dividends, stock purchases or redemptions that violate the DGCL; or (iv) any transaction from which the director derived an improper personal benefit. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

    The Registrant's Restated Certificate of Incorporation and its Restated By-Laws also provide that, to the fullest extent permitted by the DGCL as it exists or may in the future be amended, the Registrant will indemnify and hold harmless any officer or director who is or was made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant or a director or elected officer of a subsidiary of the Registrant, and may indemnify any employee or agent of the Registrant and any person serving at the request of the Registrant as an officer, director, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise; provided, however, that the Registrant will indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by the Restated Certificate of Incorporation or the Restated By-Laws. In addition, the Registrant will pay the expenses incurred by any officers and directors, and may pay the expenses incurred by other persons that may be indemnified pursuant to its Restated Certificate of Incorporation and its Restated By-Laws, in defending any such proceeding in advance of its final disposition upon receipt (unless the Registrant upon authorization of the Board of Directors waives such requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the Registrant as authorized in its Restated By-Laws or otherwise. The Restated By-Laws also state that such indemnification is not exclusive of any other rights of the indemnified party, including rights under any indemnification agreements or otherwise.

ITEM 21. EXHIBITS AND FINANCIAL SCHEDULES.

    (a) The following is a list of Exhibits included as part of this Registration Statement.

EXHIBIT NO.             EXHIBIT DESCRIPTION
-----------             -------------------

  2.1                   Agreement and Plan of Merger, dated as of May 27, 1999, by and among Infinity Broadcasting Corporation, Burma
                        Acquisition Corp. and Outdoor Systems, Inc. (incorporated
                        herein by reference to Exhibit 99.1 to the report on Form
                        8-K of Outdoor Systems, Inc., filed with the Securities and
                        Exchange Commission on June 3, 1999).
  2.2                   Amendment No. 1 to the Agreement and Plan of Merger, dated as of June 16, 1999, by and among Infinity Broadcasting
                        Corporation, Burma Acquisition Corp. and Outdoor Systems,
                        Inc. (incorporated herein by reference to Exhibit 99.2 to
                        the report on Form 8-K of Infinity Broadcasting Corporation, filed with the Securities and Exchange Commission on June
                        25, 1999).
  2.3                   Stockholders Agreement, dated as of May 27, 1999, among
                        Infinity Broadcasting Corporation and the stockholders named therein (incorporated herein by reference to Exhibit 99.2 to the report on Form 8-K of Outdoor Systems, Inc., filed with the Securities and Exchange Commission on June 3, 1999).
  2.4**                 Amendment No. 1 to the Stockholders Agreement, dated as of
                        May 27, 1999, among Infinity Broadcasting Corporation and
                        the stockholders named therein.
  2.5                   Voting Agreement, dated as of May 27, 1999, among Outdoor
                        Systems, Inc. and the stockholders named therein
                        (incorporated herein by reference to Exhibit 99.3 to the
                        report on Form 8-K of Outdoor Systems, Inc., filed with the
                        Securities and Exchange Commission on June 3, 1999).
  5**                   Opinion of Weil, Gotshal & Manges LLP, as to the legality of the securities being registered.
  8.1**                 Opinion of Weil, Gotshal & Manges LLP, as to certain United
                        States federal income tax consequences of the Merger.
  8.2**                 Opinion of Powell, Goldstein, Frazer & Murphy LLP, as to
                        certain United States federal income tax consequences of the
                        Merger.
 23.1**                 Consent of KPMG LLP.
 23.2**                 Consent of Deloitte & Touche LLP.
 23.3**                 Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5 to this Registration Statement).
 23.4**                 Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                        8.1 to this Registration Statement).
 23.5**                 Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 8.2 to this Registration Statement).
 24.1*                  Powers of Attorney.

EXHIBIT NO.             EXHIBIT DESCRIPTION
-----------             -------------------
 99.1                   Form of Registration Rights Agreement to be entered into
                        among Infinity Broadcasting Corporation and the stockholders named therein (incorporated herein by reference to Exhibit
                        99.4 to the report on Form 8-K of Outdoor Systems, Inc.,
                        filed with the Securities and Exchange Commission on June 3,
                        1999).

------------------------

*   Filed herewith

**  Previously filed.

ITEM 22.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes as follows:

    (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; and

provided however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

    (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    (d) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act that of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (e) that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

    (f) that every prospectus (i) that is filed pursuant to paragraph (e) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Act and is issued in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment of the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (g) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

    (h) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request; and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request; and

    (i) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 12th day of November, 1999.

                                                       INFINITY BROADCASTING CORPORATION

                                                       By:                  /s/ ANGELINE C. STRAKA
                                                                  ------------------------------------------
                                                                              Angeline C. Straka
                                                                                  SECRETARY

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons on November 12, 1999 in the capacities indicated.

                      SIGNATURE                                                     TITLE
                      ---------                                                     -----
                          *                                 Chairman, President and Chief Executive Officer
     -------------------------------------------            (Principal Executive Officer) and Director
                    Mel Karmazin

                          *                                 Executive Vice President, Chief Financial Officer,
     -------------------------------------------            and Treasurer (Principal Financial and Accounting
                    Farid Suleman                           Officer) and Director

                          *                                 Director
     -------------------------------------------
                 George H. Conrades

                          *                                 Director
     -------------------------------------------
                   Bruce S. Gordon

                          *                                 Director
     -------------------------------------------
                Richard R. Pivirotto

                          *                                 Director
     -------------------------------------------
                   Jeffrey Sherman

                          *                                 Director
     -------------------------------------------
                   Dr. Paula Stern

                          *                                 Director
     -------------------------------------------
                  Robert D. Walter

                                                     *By:                 /s/ ANGELINE C. STRAKA
                                                                  --------------------------------------
                                                                            Angeline C. Straka
                                                                                 SECRETARY
                                                                             ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBIT NO.             EXHIBIT DESCRIPTION
-----------             -------------------

 2.1                    Agreement and Plan of Merger, dated as of May 27, 1999, by and among Infinity Broadcasting Corporation, Burma
                        Acquisition Corp. and Outdoor Systems, Inc. (incorporated
                        herein by reference to Exhibit 99.1 to the report on Form
                        8-K of Outdoor Systems, Inc., filed with the Securities and
                        Exchange Commission on June 3, 1999).
 2.2                    Amendment No. 1 to the Agreement and Plan of Merger, dated as of June 16, 1999, by and among Infinity Broadcasting
                        Corporation, Burma Acquisition Corp. and Outdoor Systems,
                        Inc. (incorporated herein by reference to Exhibit 99.2 to
                        the report on Form 8-K of Infinity Broadcasting Corporation, filed with the Securities and Exchange Commission on June
                        25, 1999).
 2.3                    Stockholders Agreement, dated as of May 27, 1999, among
                        Infinity Broadcasting Corporation and the stockholders named therein (incorporated herein by reference to Exhibit 99.2 to the report on Form 8-K of Outdoor Systems, Inc., filed with the Securities and Exchange Commission on June 3, 1999).
 2.4**                  Amendment No. 1 to the Stockholders Agreement, dated as of
                        May 27, 1999, among Infinity Broadcasting Corporation and
                        the stockholders named therein.
 2.5                    Voting Agreement, dated as of May 27, 1999, among Outdoor
                        Systems, Inc. and the stockholders named therein
                        (incorporated herein by reference to Exhibit 99.3 to the
                        report on Form 8-K of Outdoor Systems, Inc., filed with the
                        Securities and Exchange Commission on June 3, 1999).
 5**                    Opinion of Weil, Gotshal & Manges LLP, as to the legality of the securities being registered.
 8.1**                  Opinion of Weil, Gotshal & Manges LLP, as to certain United
                        States federal income tax consequences of the Merger.
 8.2**                  Opinion of Powell, Goldstein, Frazer & Murphy LLP, as to
                        certain United States federal income tax consequences of the
                        Merger.
 23.1**                 Consent of KPMG LLP.
 23.2**                 Consent of Deloitte & Touche LLP.
 23.3**                 Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5 to this Registration Statement).
 23.4**                 Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                        8.1 to this Registration Statement).
 23.5**                 Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 8.2 to this Registration Statement).
 24.1*                  Powers of Attorney.
 99.1                   Form of Registration Rights Agreement to be entered into
                        among Infinity Broadcasting Corporation and the stockholders named therein (incorporated herein by reference to Exhibit
                        99.4 to the report on Form 8-K of Outdoor Systems, Inc.,
                        filed with the Securities and Exchange Commission on June 3,
                        1999).

------------------------

 * Filed herewith

** Previously filed.